EXHIBIT 3.2

                                     BYLAWS
                                       OF
                      CENTURION COMMUNICATIONS CORPORATION


                                    ARTICLE I
                                     Offices

SECTION 1. Principal Offices

The location of the principal executive office of the Corporation shall be fixed by the Board of Directors. It may be located at any place within or outside the State of Colorado. The Secretary of this Corporation shall keep the original or a certified copy of these Bylaws, as amended to date, at the principal executive office of the Corporation if this office is located in Colorado. If this office is located outside Colorado, the Bylaws shall be kept at the principal business office of the Corporation within Colorado. The Officers of this Corporation shall cause the Corporation to file an annual statement with the Secretary of State of Colorado as required by the Colorado Corporations Code specifying the street address of the Corporation's principal executive office.

SECTION 2. Other Offices

The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.


                                   ARTICLE II
                             Shareholders' Meetings

SECTION 1. Place of Meetings

All meetings of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be determined by the Board of Directors.

SECTION 2. Annual Meetings

The annual meeting of the shareholders shall be held each year on the second Tuesday of June at the hour of 10:00 a.m., at which time the shareholders shall elect by plurality vote a Board of Directors and transact any other proper business. If this date falls on a legal holiday, then the meeting shall be held on the following business day at the same hour.

SECTION 3. Special Meetings

Special meetings of the shareholders, for any purpose or purposes, whatsoever, may be called by the Board of Directors, the Chairperson of the Board of Directors, the President, or by the Secretary at the written request of one or more shareholders holding at least ten percent (10%), collectively, of the voting power or the Corporation, or as otherwise required by law.

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SECTION 4. Notices of Meetings

Except as otherwise provided by statute, notices of meetings, annual or special, shall be given in writing, to shareholders entitled to vote at the meeting, by the Secretary or an Assistant Secretary or, if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or shareholder.

Such notices shall be given either personally or by first-class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the stock transfer books of the Corporation or as given by the shareholder to the Corporation for the purpose of notices. Notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Such notice shall state the place, date and time of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted; or (2) in the case of an annual meeting, those matters which the Board at the time of the mailing of the notice, intends to present for action by the shareholders; but, subject to the provisions of Section 6 of this article, any proper matter may be presented at the annual meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of the nominees which, at the time of the notice, the Board of Directors intends to present for election. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five (45) days or more from the date set for the original meeting.

SECTION 5: Waiver of Notice

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though transacted at a meeting duly held after regular call and notice, if a quorum is present, whether in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers or consents shall be filed with the Corporate records or made part of the minutes of the meeting. Neither the business to be transacted at the meeting, nor the purpose of any special meeting of shareholders need be specified in any written waiver of notice, except as provided in Section 6 of this Article.

SECTION 6: Special Notice and Waiver of Notice Requirements

Except as provided below, any shareholder approval at a meeting, with respect to the following proposals, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting, or in any written waiver of notice.

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     a.  Approval of a contract or other transaction between the Corporation and one or more of its Directors or between the Corporation and any corporation, firm, or association in which one or more of the Directors has a material financial interest,

     b. Amendment of the Articles of Incorporation after any shares have been issued;

     c.  Approval of the principal terms of a reorganization;

     d.  Election to voluntarily wind up and dissolve the Corporation;

     e. Approval of a plan of distribution of shares as part of the winding up of the Corporation.

Approval of the above proposals at a meeting shall be valid with or without such notice, if it is by the unanimous approval of those entitled to vote at the meeting.

SECTION 7: Action Without Meeting

Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consent of all shareholders entitled to vote have been solicited in writing, notice of any shareholders' approval, with respect to any one of the following proposals, without a meeting, by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval:

     a. Approval of a contract or other transaction between the Corporation and one or more of its Directors or another corporation, firm or association in which one or more of its Directors has a material financial interest;

     b.  To indemnify an agent of the Corporation;

     c.  To approve the principal terms of a reorganization, or

     d. Approval of a plan of distribution as part of the winding up of the corporation.

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Prompt  notice  shall be given  of the  taking  of any  other  Corporate  action approved by shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing.

Notwithstanding any of the foregoing provisions of this section, and except as provided in Article III, Section 4 of these Bylaws, Directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of Directors.

A written consent may be revoked by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

SECTION 8: Quorum and Shareholder Action

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law and except as provided in the following paragraphs of this section.

The shareholders present at a duty called or held meeting, at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a if any action is approved by at least a majority of the shares required quorum, to constitute a quorum.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the foregoing provisions of this section.

SECTION 9: Voting

Only shareholders of record on the record date fixed for voting purposes by the Board of Directors pursuant to Article VIII, Section 3 of these Bylaws, or, if there be no such date fixed, on the record dates given below, shall be entitled to vote at a meeting.



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If no record date is fixed:

     a. The record date for determining shareholders entitled to notice of, or to vote, at a meeting of shareholders, shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     b. The record date for determining the shareholders entitled to give consent to corporate actions in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

     c. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating, thereto, or the 60th day prior to the date of such other action, whichever is later.

Every shareholder entitled to vote shall be entitled to one vote for each share held, except as otherwise provided by law, by the Articles of Incorporation or by other provisions of these Bylaws. Except with respect to elections of Directors, any shareholder entitled to vote may vote part of his or her shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder falls to specify the number of shares he or she is affirmatively voting, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares the shareholder is entitled to vote.

At each election of Directors, shareholders shall not be entitled to cumulate votes unless the candidates' names have been placed in nomination before the commencement of the voting and a shareholder has given notice at the meeting, and before the voting has begun, of his or her intention to cumulate votes. If any shareholder has given such notice then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates as he or she thinks fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected. Votes cast against a candidate or which are withheld shall have no effect. Upon the demand of any shareholder made before the voting begins, the election of Directors shall be by ballot rather than by voice vote.

SECTION 10: Proxies

Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy with the Secretary of the Corporation, executed by such person or his or her duly authorized agent.

A proxy shall not be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto.


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                                   ARTICLE III
                                    DIRECTORS

SECTION 1: Powers

Subject to any limitations in the Articles of Incorporation and to the provisions of the Colorado Corporations Code, the business and affairs of the Corporation shall be managed and all Corporate powers shall be exercised by, or under the direction of, the Board of Directors.

SECTION 2: Number

The authorized number of Directors shall be at least one (1) and no more than fifteen (15). After issuance of shares, this Bylaw may only be amended by approval of a majority of the outstanding shares entitled to vote; provided, moreover, that a Bylaw reducing the fixed number of Directors to a number less than one (1) cannot be adopted unless in accordance with the additional requirements of Article IX of these Bylaws.

SECTION 3: Election and Tenure of Office

The Directors shall be elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors have been elected and qualified.

SECTION 4: Vacancies

A vacancy on the Board of Directors shall exist in the case of death, resignation, or removal of any Director or in case the authorized number of Directors is increased, or in case the shareholders fall to elect the fully authorized number of Directors at any annual or special meeting of the shareholders at which any Director is elected. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

Except for a vacancy created by the removal of a Director, vacancies on the Board of Directors may be filled by approval of the Board or, if the number of Directors then in office is less than a quorum, by (1) the unanimous written consent of the Directors then in office; (2) the affirmative vote of a majority of the Directors then in office at a meeting held pursuant to notice or waivers of notice complying with this Article of these Bylaws; or (3) a sole remaining Director. Vacancies occurring, on the Board by reason of the removal of Directors may be filled only by approval of the shareholders. Each Director so elected shall hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

The shareholders may elect a Director at any time to fill a vacancy not filled by the Directors. Any such election by written consent other than to fill a vacancy created by the removal of a Director requires the consent of a majority of the outstanding shares entitled to vote.

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Any  Director  may  resign  effective  upon  submitting  written  notice  to the
Chairperson of the Board of Directors,  the  President,  the Secretary or to the
Board  of  Directors   unless  the  notice   specifies  a  later  time  for  the
effectiveness of the resignation. If the resignation is effective at a later time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of Directors does not remove any Director prior to the expiration of such Director's term in office.

SECTION 5: Removal

Any or all of the Directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote.

The Superior Court of the proper county may, on the suit of shareholders holding at least 25 percent of the number of outstanding shares of any class, remove from office any Director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation and may bar from reelection any Director so removed for a period prescribed by the court. The Corporation shall be made a party to such action.

SECTION 6: Place of Minutes

Meetings of the Board of Directors shall be held at any place, within or without the State of Colorado, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation or as may be designated from time to time by resolution of the Board of Directors. Meetings of the Board may be held through use of conference telephone or similar communications equipment, as long as all Directors participating in the meeting can hear one another.

SECTION 7: Annual, Regular and Special Directors' Meetings

An annual meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of the shareholders.

Other regular meetings of the Board of Directors shall be held at such times and places as may be fixed from time to time by the Board of Directors. Call and notice of these regular meetings shall not be required.

Special meetings of the Board of Directors may be called by the Chairperson of the Board, the President, Vice President, Secretary, or any two Directors. Special meetings of the Board of Directors shall be held upon four (4) days' notice by mail, or forty-eight (48) hours' notice delivered personally or by telephone or telegraph. A notice or waiver of notice need not specify the purpose of any special meeting of the Board of Directors.

If any meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place shall be given before the time of the resumed meeting to all Directors who were not present at the time of adjournment of the original meeting.

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SECTION 8: Quorum and Board Action

A quorum for all meetings of the Board of Directors shall consist of two (2) of the authorized number of Directors until changed by amendment to this Article of these Bylaws.

Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

A majority of the Directors present at a meeting may adjourn any meeting to another time and place, whether or not a quorum is present at the meeting.

SECTION 9: Waiver of Notice

The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though undertaken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof All such waivers, consents, and approvals shall be filed with the Corporate records or made a part of the minutes of the meeting. Waivers of notice or consents need not specify the purpose of the meeting.

SECTION 10. Action Without Meeting

Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Directors.

SECTION 11: Compensation

No salary shall be paid Directors, as such, for their services but, by resolution, the Board of Directors may allow a reasonable fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attendance at meetings.


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                                   ARTICLE IV
                                    OFFICERS

SECTION 1: Officers

The Officers of the Corporation shall be a President, a Vice President, a Secretary, and a Treasurer who shall be the Chief financial Officer of the Corporation. The Corporation also may have such other Officers with such titles and duties as shall be determined by the Board of Directors. Any number of offices may be held by the same person.

SECTION 2: Election

All officers of the Corporation shall be chosen by, and serve at the pleasure of, the Board of Directors.

SECTION 3: Resignation and Removal

An officer may be removed at any time, either with or without cause, by the Board. An officer may resign at any time upon written notice to the Corporation given to the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any other time specified therein. The removal or resignation of an officer shall be without prejudice to the rights, if any, of the officer or the Corporation under any contract of employment to which the officer is a party.

SECTION 4: President

The President shall be the Chief Executive Officer and General Manager of the Corporation and shall, subject to the direction and control the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. He or she shall preside at all meetings of the shareholders and Directors and be an ex-officio member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

SECTION 5: Vice President

In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors (or if not ranked, the Vice President designated by the Board) shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these Bylaws.


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SECTION 6: Secretary

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation, a book of minutes of all meetings of Directors and shareholders. The minutes shall state the time and place of holding of all meetings; whether regular or special, and if special, how called or authorized, the notice thereof given or the waivers of notice received; the names of those present at Directors' meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation, or at the office of the Corporation's transfer agent, a share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation, the original or a copy of the Bylaws of the Corporation, as amended or otherwise altered to date, certified by him or her.

The Secretary shall give, or cause to be given, notice of all meetings of shareholders and Directors required to be given by law or by the provisions of these Bylaws.

The Secretary shall have charge of the seal of the Corporation and have such other powers and perform such other duties as may from time to time be prescribed by the Board of these Bylaws.

In the absence or disability of the Secretary, the Assistant Secretaries if any, in order of their rank as fixed by the Board of Directors (or if not ranked, the Assistant Secretary designated by the Board of Directors), shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

SECTION 7: Treasurer

The Treasurer shall be the Chief Financial Officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation.

The Treasurer shall deposit monies and other valuables in the name and to the credit of the Corporation with which depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation in payment of the just demands against the Corporation as authorized by the Board of Directors; shall render to the President and Directors, whenever they request it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation; and shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the Bylaws.

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In the absence or disability of the Treasurer, the Assistant Treasurers, if any,
in order of their rank as fixed by the Board of Directors (or if not ranked, the Assistant Treasurer designated by the Board of Directors), shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

SECTION 8: Compensation

The Officers of this Corporation shall receive such compensation for their services as may be fixed by resolution of the Board of Directors.


                                    ARTICLE V
                              EXECUTIVE COMMITTEES

SECTION 1: At Option of Board of Directors

The Board may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

     a. The approval of any action for which the approval of the shareholders or approval of the outstanding shares is also required.

     b.  The filling of vacancies on the Board or in any committee.

     c. The fixing of compensation of the Directors for serving on the Board or on any committee.

     d. The amendment or repeal of Bylaws or the adoption of new Bylaws.

     e. The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

     f. A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board.

     g.  The appointment of other committees of the Board or the members thereof


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                                   ARTICLE VI
                          CORPORATE RECORDS AND REPORTS

SECTION 1: Inspection by Shareholders

The share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection and copying under this section may be made in person or by agent or attorney.

The accounting books and records of the Corporation and the minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand of the Corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for any proper purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and made extracts.

Shareholders shall also have the right to inspect the original or copy of these Bylaws, as amended to date and kept at the Corporation's principal executive office, at all reasonable times during business hours.

SECTION 2: Inspection by Directors

Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney. The right of inspection includes the right to copy and make extracts.

SECTION 3: Right to Inspect Written Records

If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the Corporation at its expense makes such record available in written form.

SECTION 4: Waiver of Annual Report

The annual report to shareholders is hereby expressly waived, as long as this Corporation has less than 100 holders of record of its shares. This waiver shall be subject to any provision of law allowing, shareholders to request the Corporation to furnish financial statements.

SECTION 5: Contracts, etc.

The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract, or to pledge its credit, or to render it liable for any purpose or amount.


                                   ARTICLE VII
                INDEMNIFICATION AND INSURANCE OF CORPORATE AGENTS

SECTION 1: Indemnification

The Directors and Officers of the Corporation shall be indemnified by the Corporation to the fullest extent not prohibited by the Colorado Corporations Code.

SECTION 2: Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any agent against any liability asserted against or incurred by the agent in such capacity or arising, out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such liability.


                                  ARTICLE VIII
                                     SHARES

SECTION 1: Certificates

The Corporation shall issue certificates for its shares when fully paid. Certificates of stock shall be issued in numerical order, and shall state the name of the record holder of the shares represented thereby; the number, designation, if any, and the class or series of shares represented thereby; and contain any statement or summary required by any applicable provision of the Colorado Corporations Code.

Every  certificate  for shares shall be signed in the name of the Corporation by
(1) the Chairperson or Vice Chairperson of the Board or the President or a Vice President and (2) by the Treasurer or the Secretary or an Assistant Secretary.

SECTION 2: Transfer of Shares

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, shall be the duty of the Secretary of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction upon the share register of the Corporation.

SECTION 3: Record Date

The Board of Directors may fix a time in the future as record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty
(60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action.

When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be notwithstanding any transfer of any shares on the books of the Corporation after the record date.

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

SECTION 1: By Shareholders

Bylaws may be adopted, amended or repealed by the affirmative vote or by the written consent of holders of a majority of the outstanding shares of the Corporation entitled to vote. However, a Bylaw amendment which reduces the fixed number of Directors to a number less than three (3) shall not be effective if the votes cast against the amendment or the shares not consenting to its adoption are equal to more than 15 percent of the outstanding shares entitled to vote.

SECTION 2: By Directors

Subject to the night of shareholders to adopt, amend or repeal Bylaws, the Directors may adopt, amend or repeal any Bylaw, except that a Bylaw amendment changing the authorized number of Directors may be adopted by the Board of Directors only if prior to the issuance of shares.


                                    ARTICLE X
                              REPAYMENT OBLIGATIONS

Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him or her which shall be disallowed in whole or in part as a deductible expense by the Internal revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It be the duty of the Directors of this Corporation as a Board to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from said officer's future compensation payments until the amount owed to the Corporation has been recovered.

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APPROVED AND ADOPTED this 31st day of MAY, 1996.

                                                    /s/  Farid E. Tannous
                                                    ---------------------
                                                    Farid E. Tannous
                                                    President


                            CERTIFICATE OF PRESIDENT


     I hereby certify that I am the President of Centurion Communications Corporation, that the foregoing Bylaws, consisting of 13 pages, constitute the code of Bylaws of Centurion Communications Corporation, as duly adopted at a regular meeting of Directors of the corporation held May 31, 1996.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 31st day of May, 1996.



                                               /s/  Farid E. Tannous
                                               ---------------------
                                               Farid E. Tannous
                                               President